                                       Second Amendment To Credit Agreement

         This Second Amendment to Credit Agreement is entered into as of April 12, 2001 ("Effective Date"), by and between COBANK, ACB ("CoBank") for its own benefit as a Syndication Party, as Co-Syndication Agent, as
Collateral Agent, and as the Administrative Agent for the benefit of the present and future Syndication Parties
(in that capacity "Administrative Agent"), COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A., "RABOBANK
INTERNATIONAL", NEW YORK BRANCH, as Co-Syndication Agent and as a Syndication Party, SUNTRUST BANK, as
Documentation Agent and as a Syndication Party, the other Syndication Parties signatory hereto, and FARMLAND
INDUSTRIES, INC., a cooperative corporation formed under the laws of the State of Kansas, whose address is 12200
North Ambassador Drive, Kansas City, MO 64163 ("Borrower").

Recitals:

A.       CoBank, as Co-Syndication Agent, Administrative Agent, and as a Syndication Party, SunTrust Bank, as
Documentation Agent and as a Syndication Party, Cooperatieve Centrale Raiffeisen-Boerenleenbank B.A., "Rabobank
International," New York Branch, as Co-Syndication Agent and as a Syndication Party, certain other Syndication
Parties, and Borrower, have entered into that certain Credit Agreement (Revolving Loan) dated as of May 10, 2000
(as amended, restated or replaced from time to time, the "Original Credit Agreement"), pursuant to which the
Syndication Parties agreed to make certain loans to Borrower and to issue Letters of Credit for the account of
Borrower (collectively "Facilities") in an aggregate amount not exceeding $800,000,000 under the terms and conditions set forth in the Credit Agreement.

B.       The Original Credit Agreement was amended by the First Amendment to Credit Agreement dated as of July
14, 2000 wherein, among other things the aggregate amount of credit was reduced to $750,000,000 (the Original
Credit Agreement, as amended by the First Amendment, and as amended from time to time hereafter, the "Credit
Agreement").

C.       The Administrative Agent, the Syndication Parties, and Borrower now wish to amend the Credit Agreement in order to further reduce the aggregate amount of credit available, to extend the 364-Day Maturity Date, and to make other changes.

Agreement:

                  Now, therefore, for good and valuable consideration, the receipt of which is hereby acknowledged, including the mutual covenants contained herein, the parties hereto hereby agree as follows:

 1.      Amendments to Credit Agreement.  The Credit Agreement is amended as of the Effective Date as follows:

 1.1     The following definitions are added to Article 1 of the Credit Agreement:

                  1.191    Asset Sale:  means either a Fixed Asset Sale or a Working Capital Asset Sale, or both, as the context requires.

                  1.192    Cash Proceeds: means the portion of the gross proceeds received by Borrower and/or FLF in connection with an Asset Sale which are in the form of cash, check, wire transfer or other cash equivelant transfer such as a transfer through an automated clearing house or internet funds transfer, less (a) Necessary
Sales Expenses actually incurred by Borrower and/or FLF in connection with such Asset Sale; and (b) without duplication of clause (a), any account payables, liabilities or other obligations relating to such Asset Sale and paid or, at the time of such Asset Sale payable, by Borrower and/or FLF.

                  1.193    Coffeyville Refinery Operations: means Borrower's crude oil refining operations, including without limitation, the crude oil refinery located in Coffeyville, Kansas.

                  1.194    Consultant:  shall have the meaning given such term in Section 11.17 hereof.

                  1.195    Extension Closing Date:  means April 12, 2001.

                  1.196    Fixed Assets:  means assets (including equity investments (or evidences thereof) in
Persons), other than Working Capital Assets.

                  1.197    Fixed Asset Sale:  means a transaction whereby Fixed Assets are sold or otherwise disposed of by Borrower and/or FLF, but excluding individual transactions where the gross proceeds are
$1,000,000.00 or less, so long as the aggregate amount of gross proceeds of all such transactions does not exceed
$10,000,000.00.

                  1.198    FLF:  means Farmland Foods, Inc.

                  1.199    Individual Funded Facility Pro-Rata Share: means with respect to any Syndication Party a fraction, expressed as a percentage (rounded to 8 decimal points), where the numerator is such Syndication
Party's Individual Funded Facility Commitment, and the denominator is the Funded Facility Commitment, determined at 12:00 noon (Central time) on any Banking Day.

                  1.200    Lenders' Share of Remitted Proceeds: means that amount of Remitted Proceeds which the
Administrative Agent receives from the Collateral Agent for application to the Bank Debt pursuant to the provisions of the Proceeds Sharing Agreement.

                  1.201    Necessary Sales Expenses:  means reasonable and necessary expenses incurred and actually paid by Borrower and/or FLF in connection with any Asset Sale, including without limitation any severance or other payments related to the termination of employees which payments are required to be made by written contract or written policy of Borrower and/or FLF, which, in either case, were in effect prior to April
1, 2001, or required to be made by law.

                  1.202    Non-Cash Proceeds:  means any portion of the gross proceeds received by Borrower and/or FLF in connection with an Asset Sale which are in a form other than cash, check, wire transfer or other cash equivelant transfer such as a transfer through an automated clearing house or internet funds transfer (for example, Non-Cash Proceeds includes gross proceeds received in the form of promissory notes or other deferred payment obligations, in the form of an equity interest in another Person, or in the form of other non-cash personal property or real property), in any case less, to the extent not deducted from gross proceeds in determining the Cash Proceeds in connection with such Asset Sale (a) Necessary Sales Expenses actually incurred by Borrower and/or FLF in connection with such Asset Sale; and (b) without duplication of clause (a), any account payables, liabilities or other obligations relating to such Asset Sale and paid or, at the time of such Asset
Sale payable, by Borrower and/or FLF.

                  1.203    Proceeds Sharing Agreement:  means the agreement entitled "Proceeds Sharing Agreement"
substantially in the form of Exhibit 1.203 hereto by and between CoBank, ACB, in its role as Administrative Agent
                             -------------
and as Collateral Agent, and The Chase Manhattan Bank, in its role as Chase Group Agent.

                  1.204    Reduction Amount:  means, (a) with respect to any Fixed Asset Sale, the Lenders' Share of Remitted Proceeds therefrom; and (b) with respect to any Working Capital Asset Sale the amount, as determined by the Administrative Agent on or before consummation of the Working Capital Asset Sale, of the Aggregate
Commitment allocable to fund working capital requirements relating to the business operations associated with the assets disposed of in such Working Capital Asset Sale.

                  1.205    Remitted Proceeds:  shall have the meaning given such term in Section 11.15 hereof.

                  1.206    Sales Report:  shall have the meaning given such term in Section 11.15 hereof.

                  1.207    Working Capital Assets:  means assets that consist of inventory, receivables, and other non tangible assets (but excluding equity investments (or evidences thereof) in Persons).

                  1.208    Working Capital Asset Sale:  means a transaction whereby Working Capital Assets are sold or otherwise disposed of by Borrower and/or FLF out of the ordinary course of such Person's business, but excluding individual transactions where the gross proceeds are $1,000,000.00 or less, so long as the aggregate amount of gross proceeds of all such transactions does not exceed $10,000,000.00.

 1.2     The following definitions are amended in their entirety to read as follows:

                  1.11     Aggregate LC Commitment:  shall be $100,000,000.00, subject to automatic reduction as provided in Section 2.9 hereof.

                  1.12     Aggregate 364-Day Commitment:  shall be $345,000,000.00, subject to reduction as provided in Sections 2.8 and 2.10 hereof, and subject to automatic reduction as provided in Section 2.9 hereof.

                  1.23     Base Rate Margin:  shall be  175 basis points through August 8, 2001 and shall increase to 200 basis points on August 9, 2001.

                  1.118    LIBOR Margin:  shall be  375 basis points through August 8, 2001 and shall increase to 400 basis points on August 9, 2001.

                  1.135    Overnight Funding Commitment: means $45,000,000.00, subject to automatic reduction as provided in Section 2.9 hereof.

                  1.172    364-Day Commitment Fee Factor:  shall be  75 basis points.

                  1.176    364-Day Maturity Date:  means November 9, 2001.

                  1.185    Aggregate Commitment: shall be $650,000,000.00, subject to reduction in the event the
Aggregate 364-Day Commitment and/or the Funded Facility Commitment is reduced as provided in Sections 2.8, 2.10,
2A.7, and 2A.9 hereof, and subject to automatic reduction as provided in Sections 2.9 and 2A.8 hereof.

                  1.188    Funded Facility Commitment:  shall be $260,000,000.00, subject to reduction as provided in Sections 2A.7 and 2A.9 hereof, and subject to automatic reduction as provided in Section 2A.8 hereof.

 1.3     The following Sections and Subsections are amended in their entirety to read as follows:

                  1.48     Credit Rating.  This Section intentionally omitted.

                  1.156    Selected Credit Rating.  This Section intentionally omitted.

         2.8      Voluntary Reduction of Aggregate Commitment.  Borrower may, by written facsimile notice to the
Administrative Agent on or before 10:00 A.M. (Central time) on any Banking Day, irrevocably reduce the Aggregate
Commitment; provided that (a) a simultaneous irrevocable reduction must be made in the Overnight Funding
Commitment equal to the product of (i) a fraction, the numerator of which is the Overnight Funding Commitment then in effect and the denominator of which is the Aggregate Commitment then in effect, multiplied by (ii) the amount of such reduction in the Aggregate Commitment; (b) a simultaneous irrevocable reduction must be made in the Aggregate 364-Day Commitment equal to the product of (i) a fraction, the numerator of which is the Aggregate
364-Day Commitment then in effect and the denominator of which is the Aggregate Commitment then in effect, multiplied by (ii) the amount of such reduction in the Aggregate Commitment; (c) a simultaneous irrevocable reduction must be made in the Funded Facility Commitment equal to the product of (i) a fraction, the numerator of which is the Funded Facility Commitment then in effect and the denominator of which is the Aggregate Commitment then in effect, and (ii) the amount of such reduction in the Aggregate Commitment; (d) such reduction to the
Aggregate Commitment, the Aggregate 364-Day Commitment, the Funded Facility Commitment, and the Overnight Funding
Commitment must each be rounded to the nearest multiple of one-million dollars ($1,000,000.00) as appropriate;
and (e) Borrower must simultaneously make any principal payment necessary (along with any applicable Funding
Losses on account of such principal payment) so that (i) the principal amount outstanding for 364-Day Pro Rata
Advances plus the undrawn face amount of all outstanding Letters of Credit does not exceed the reduced Aggregate
364-Day Commitment on the date of such reduction, (ii) the Individual Outstanding 364-Day Obligations owing to any Syndication Party do not exceed the Individual 364-Day Commitment of that Syndication Party, (iii) the principal amount outstanding under the Funded Facility for Funded Facility Advances does not exceed the reduced
Funded Facility Commitment on the date of such reduction, and (iv) the outstanding Overnight Advances do not exceed the reduced Overnight Funding Commitment.  Any such reduction to the Aggregate 364-Day Commitment will reduce the Individual 364-Day Commitment of each Syndication Party on the basis of their Individual 364-Day Pro
Rata Share immediately prior to such reduction, and any such reduction to the Funded Facility Commitment will reduce the Individual Funded Facility Commitment of each Syndication Party on the basis of their Individual
Funded Facility Pro Rata Share immediately prior to such reduction.

         11.8.15  This Subsection intentionally omitted.

         12.10    Capital Expenditures.  Borrower shall not (nor shall it permit any of its Restricted
Subsidiaries to) incur Capital Expenditures during the period from May 1, 2001 to November 9, 2001, in excess of
$37,500,000.00; provided Borrower may incur up to an additional $12,500,000.00 in Capital Expenditures during
                --------
such period to the extent (on a dollar for dollar basis) that the amount of Borrower's Subordinated Debt has increased in a like amount after April 30, 2001.

 1.4     The following language is added to the end of Section 6.6:

                  In addition, Borrower shall make to the Collateral Agent all payments required pursuant to
Section 11.15 hereof on account of Asset Sales, and such payments shall be deemed to be Mandatory Prepayments hereunder.

 1.5     The following new Sections and Subsections are added to read as follows:

         2.9      Automatic Reduction of Aggregate Commitment, Aggregate 364-Day Commitment, Overnight Funding
Commitment, Funded Facility Commitment, and Aggregate LC Commitment.  As of August 9, 2001, the Aggregate
Commitment shall be automatically reduced to $500,000,000.00, the Aggregate 364-Day Commitment shall be automatically reduced to $265,000,000.00, the Overnight Funding Commitment shall be automatically reduced to
$35,000,000.00, the Funded Facility Commitment shall be automatically reduced to $200,000,000.00, and the
Aggregate LC Commitment shall be automatically reduced to $80,000,000.00.  Borrower must simultaneously make any principal payment necessary (along with any applicable Funding Losses on account of such principal payment) so that (i) the principal amount outstanding under the 364-Day Facility for 364-Day Pro Rata Advances plus the undrawn face amount of all outstanding Letters of Credit does not exceed the reduced Aggregate 364-Day Commitment on the date of such reduction, (ii) the Individual Outstanding 364-Day Obligations owing to any Syndication Party do not exceed the Individual 364-Day Commitment of that Syndication Party, (iii) the outstanding Overnight
Advances do not exceed the reduced Overnight Funding Commitment, and (iv) the principal amount outstanding under the Funded Facility for Funded Facility Advances does not exceed the reduced Funded Facility Commitment.  Any such reduction to the Aggregate 364-Day Commitment will reduce the Individual 364-Day Commitment of each
Syndication Party on the basis of their Individual 364-Day Pro Rata Share immediately prior to such reduction, and any such reduction to the Funded Facility Commitment will reduce the Individual Funded Facility Commitment of each Syndication Party on the basis of their Individual Funded Facility Pro Rata Share immediately prior to such reduction.

         2.10     Reduction of Aggregate Commitment, Overnight Funding Commitment, Funded Facility Commitment,
and Aggregate 364-Day Commitment On Account of Asset Sales.  Upon the consummation of an Asset Sale, (a) the
Aggregate Commitment shall be automatically reduced by the Reduction Amount; (b) the Aggregate 364-Day Commitment
shall be automatically reduced by an amount equal to the product of (i) the Reduction Amount multiplied by (ii) a fraction, the numerator of which is the Aggregate 364-Day Commitment then in effect (but without giving affect to such Asset Sale) and the denominator of which is the Aggregate Commitment then in effect (but without giving affect to such Asset Sale); (c) the Overnight Funding Commitment shall be automatically reduced by an amount equal to the product of (i) the Reduction Amount multiplied by (ii) a fraction, the numerator of which is the
Overnight Funding Commitment then in effect (but without giving affect to such Asset Sale) and the denominator of which is the Aggregate Commitment then in effect (but without giving affect to such Asset Sale); and (d) the
Funded Facility Commitment shall be automatically reduced by an amount equal to the product of (i) the Reduction
Amount multiplied by (ii) a fraction, the numerator of which is the Funded Facility Commitment then in effect
(but without giving affect to such Asset Sale) and the denominator of which is the Aggregate Commitment then in effect (but without giving affect to such Asset Sale).  Any such reduction to the Aggregate 364-Day Commitment will reduce the Individual 364-Day Commitment of each Syndication Party on the basis of their Individual 364-Day
Pro Rata Share immediately prior to such reduction, and any such reduction to the Funded Facility Commitment will reduce the Individual Funded Facility Commitment of each Syndication Party on the basis of their Individual
Funded Facility Pro-Rata Share immediately prior to such reduction.  Notwithstanding any reduction in the
Aggregate Commitment required pursuant to the foregoing provisions of this Section 2.10, (x) at no time shall the
Aggregate Commitment be required to be reduced to less than $400,000,000.00; and (y) effective as of August 9,
2001, the Aggregate Commitment, the Aggregate 364-Day Commitment, the Overnight Funding Commitment, and the
Funded Facility Commitment shall be re-set to the amounts set forth in Section 2.9 hereof.

         2A.7     Reduction of Aggregate Commitment.  In the event Borrower elects to reduce the Aggregate
Commitment, the Funded Facility Commitment shall simultaneously be irrevocably reduced as provided in Section 2.8 hereof.

         2A.8     Automatic Reduction of Aggregate Commitment and Funded Facility Commitment.  As of August 9,
2001, the Aggregate Commitment and the Funded Facility Commitment shall be automatically reduced as provided in
Section 2.9 hereof.

         2A.9     Reduction of Aggregate Commitment and Funded Facility Commitment On Account of Asset Sales.
Upon the consummation of an Asset Sale the Aggregate Commitment and the Funded Facility Commitment shall be automatically reduced as provided in Section 2.10 hereof.

         11.15    Payment of Cash Proceeds; Sales Report.  Borrower shall promptly, and in no event later than five (5) Business Days after consummation of a Working Capital Asset Sale and/or a Fixed Asset Sale, (a) provide the Administrative Agent with notice of such Asset Sale; and (b) pay over to the Collateral Agent the Cash
Proceeds received on account of such Asset Sale.  To the extent that after the consummation of an Asset Sale,
Borrower and/or FLF receive any cash payments on account of any Non-Cash Proceeds, Borrower shall promptly remit such payments to the Collateral Agent, and such payments shall thereupon be considered to be a portion of the
Cash Proceeds from such Asset Sale.  Each such payment of Cash Proceeds to the Collateral Agent (other than cash payments periodically received by Borrower and/or FLF on account of any Non-Cash Proceeds) shall be accompanied by a report to the Collateral Agent certified to by Borrower's Chief Financial Officer or duly elected Treasurer
("Sales Report") providing the information required by Exhibit 11.15 hereto.  In addition, to the extent that any
                                                       -------------
portion of the Non-Cash Proceeds consist of promissory notes, chattel paper, and/or an equity interest in another
Person, Borrower shall deliver the original of any such promissory notes and/or chattel paper and any securities or other evidence of such equity interest to the Collateral Agent upon the Collateral Agent's request therefore, and, whether or not delivery thereof is requested, Borrower agrees to, does hereby, and agrees to cause FLF to, grant to the Collateral Agent, on behalf of the Syndication Parties and the Synthetic Lenders, a security interest in such promissory notes, chattel paper, and equity interests to secure all of the Bank Debt and all of the Coffeyville Synthetic Lease Obligation.  The amount actually remitted at any time by Borrower to the
Collateral Agent with respect to any Asset Sale shall be deemed the "Remitted Proceeds" with respect to such
Asset Sale.  The Collateral Agent shall distribute the Remitted Proceeds to the Syndication Parties and to the
Chase Group Agent as required under the Proceeds Sharing Agreement.  Nothing in this Section shall be construed as a waiver of any of the prohibitions, restrictions, or other provisions of Section 12.4 hereof.

         11.16    Update of Borrowing Base Certificate.  Promptly upon the consummation of each Asset Sale,
Borrower shall provide to the Administrative Agent an update to the most recently delivered Borrowing Base
Certificate making, based on Borrower's good faith estimates, adjustments thereto as required to reflect assets sold or otherwise disposed of in connection with such Asset Sale.

         11.17    Engagement of Consultant.  If Borrower does not receive evidence of a financing commitment from a buyer of Borrower's Coffeyville Refinery Operations on or before May 1, 2001, Borrower shall, no later than May
4, 2001, engage a recognized investment banking firm ("Consultant") acceptable, in its reasonable judgment, to the Administrative Agent, and such Consultant shall been charged with the responsibility of representing and coordinating the efforts of Borrower in effecting the sale of Borrower's Coffeyville Refinery Operations.

         11.18    Alternative Cash Source Information.  In the event that the Aggregate Commitment has not been reduced, solely on account of Asset Sales as provided in Section 2.10 hereof, by no less than $100,000,000.00 by
July 1, 2001, then Borrower shall, no later than July 8, 2001 provide to the Administrative Agent a report, certified to by Borrower's Chief Financial Officer or duly elected Treasurer, detailing Borrower's strategic plan to raise capital and reduce Indebtedness so that (a) on August 9, 2001 the Aggregate Commitment will not exceed
$500,000,000.00; and (b) on October 25, 2001, the sum of (i) the total principal amount outstanding for Funded
Facility Advances and 364-Day Advances plus the undrawn face amount of all outstanding Letters of Credit, plus
(ii) the outstanding Coffeyville Synthetic Lease Obligations, will not exceed an aggregate of $360,000,000.00.

 1.6     Schedule A to the Credit Agreement is replaced in its entirety by Schedule A hereto.
-------------------                                                        ----------

 1.7     Schedule B to the Credit Agreement is deleted.
-------------------

 2.      Conditions to Effectiveness of this Second Amendment.  The effectiveness of this Second Amendment is subject to satisfaction, in the Administrative Agent's sole discretion, of each of the following conditions precedent:

 2.1     Extension Fee; Fees and Expenses.  In addition to any fees required to be paid by Borrower pursuant to that certain Fee Letter dated March 30, 2001 by and between Borrower, CoBank, and Rabobank ("Extension Fee
Letter"), Borrower shall (a) reimburse the Administrative Agent for all of its costs and expenses incurred in connection with the negotiation, preparation, and execution of this Second Amendment and all related documents
(including, without limitation, the Extension Fee Letter and the Proceeds Sharing Agreement), and (b) pay to the
Administrative Agent, for distribution on a pro-rata basis to the Syndication Parties, based on their Individual
364-Day Commitments and their Individual Funded Facility Commitments, a non-refundable fee ("Extension Fee") in the amount of $6,500,000.00, which shall be payable and fully earned on the Extension Closing Date.

 2.2     Documents.  Borrower shall have provided and/or executed and delivered to the Administrative Agent, or shall have caused to be provided and/or executed and delivered to the Administrative Agent, the following documents and such further assignments, documents or financing statements as the Administrative Agent may reasonably request, all in form and substance satisfactory to the Administrative Agent:

                  (a)      This Second Amendment to Credit Agreement

                  (b)      An opinion of Borrower's counsel with respect to this Second Amendment covering such matters as the Administrative Agent shall reasonably require including corporate power, due authorization, validity, enforceability, and choice of law (in form and substance substantially similar to the opinions provided in connection with the Original Credit Agreement).

                  (c)      A copy of a resolution (or multiple resolutions) of Borrower's board of directors, certified to by Borrower's corporate secretary, which (i) authorizes execution of this Second Amendment at the reduced Aggregate Commitment of $650,000,000.00 and with a further reduction to $500,000,000.00 as of August 9, 2001, (ii) authorizes Borrower to enter into a commitment for new financing as of
         November 9, 2001 with a total commitment of not in excess of $400,000,000.00, and (iii) specifically identifies the titles of the persons authorized to execute all necessary documents in connection with the transactions described in clauses (i) and (ii).

                  (d)      Upon written request by the Administrative Agent, a copy of previously adopted resolutions of Borrower's board of directors, certified to by Borrower's corporate secretary, authorizing Asset Sales.

 2.3     Consent and Agreement of Chase Group Agent; Proceeds Sharing Agreement.  Borrower shall have provided the Administrative Agent with (a) the written consent of the Chase Group Agent, acting on behalf of the holders of the Coffeyville Synthetic Lease Obligations: to the revised LIBOR Margin, Base Rate Margin and 364-Day
Commitment Fee Factor as set forth herein; and (b) the Proceeds Sharing Agreement fully executed by the Chase
Group Agent, acting on behalf of the holders of the Coffeyville Synthetic Lease Obligations.

 2.4     Representations and Warranties.  The representations and warranties of Borrower contained in each of the
Loan Documents to which it is a party, shall be true and correct in all material respects on and as of the
Effective Date as though made on and as of such date.

 2.5     No Event of Default.  No Event of Default or Potential Default shall have occurred and be continuing under the Credit Agreement.

 2.6     Closing Deadline.  Each of the foregoing conditions shall have been met no later than May 9, 2001.

 3.      General Provisions.

 3.1     The Credit Agreement, except as expressly modified herein, shall continue in full force and effect and be binding upon the parties thereto.

 3.2     Use in the Credit Agreement or other Loan Documents of the phrase "364-Day" in certain defined terms shall not in any way be construed as any commitment or representation by the Administrative Agent or the
Syndication Parties that credit will be provided under the Credit Agreement beyond the 364-Day Maturity Date.

 3.3     The Syndication Parties by executing this Second Amendment and the Voting Participants, by signing the document entitled "Voting Participant Consent", consent to an increase in certain rates and/or yields charged under the Coffeyville Synthetic Lease to a level which does not exceed the increase in rates and/or yields effected by the amendments to Sections 1.23, 1.118, and 1.172 made in this Second Amendment, effective as of the
Effective Date.

 3.4              This Second Amendment shall be binding upon and inure to the benefit of each of the parties hereto and their respective successors and assigns, except that Borrower may not assign or transfer its rights or obligations hereunder.

 3.5     Capitalized terms used, but not defined, in this Second Amendment shall have the meaning set forth in the Credit Agreement if defined therein.

 3.6              The invalidity or unenforceability of any provision of this Second Amendment shall not affect the remaining portions of this Second Amendment; in case of such invalidity or unenforceability, this Second
Amendment shall be construed as if such invalid or unenforceable provisions had not been included therein.

 3.7              To the extent not governed by federal law, this Second Amendment and the rights and obligations of the parties hereto shall be governed by and interpreted in accordance with the internal laws of the State of
Colorado, without giving effect to any otherwise applicable rules concerning conflicts of law.

 3.8              The captions or headings in this Second Amendment are for convenience only and in no way define, limit or describe the scope or intent of any provision of this Second Amendment.

 3.9     Borrower, for itself, its successors and assigns, agents, personal representatives and legal representatives, does hereby release and forever discharge the Administrative Agent, the Collateral Agent, and
each Syndication Party and their predecessors, successors, assigns, agents, and legal representatives for any and all claims, demands, debt, obligations, liabilities, costs, attorney's fees, expenses, rights of action, causes of action of any kind or character whatsoever which either of them may have, whether known, unknown, suspected, unsuspected, arising on account of any action or inaction occurring prior to the date of this Second Amendment or during any meetings or negotiations conducted in connection with this Second Amendment.

 3.10    This Second Amendment may be executed in several counterparts, each of which shall be an original and all of which shall constitute but one and the same agreement.  Telefax copies of documents or signature pages bearing original signatures, and executed documents or signature pages delivered by telefax, shall, in each such instance, be deemed to be, and shall constitute and be treated as, an original signed document or counterpart, as applicable.
                  [SIGNATURES COMMENCE ON THE NEXT PAGE]

                  IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be executed as of the Effective Date set forth above.

                                                     BORROWER:

                                                     FARMLAND INDUSTRIES, INC.

                                                     By: _________________________________
                                                     Name:
                                                     Title:

                                                     ADMINISTRATIVE AGENT, CO-SYNDICATION AGENT AND SYNDICATION
                                                     PARTY:

                                                     COBANK, ACB

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name: Greg E. Somerhalder
                                                     Title: Vice President

                                                     CO-SYNDICATION AGENT AND SYNDICATION PARTY:

                                                     COOPERATIEVE CENTRALE RAIFFEISEN-BOERENLEENBANK B.A.,
                                                     "RABOBANK INTERNATIONAL", NEW YORK BRANCH

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     DOCUMENTATION AGENT AND SYNDICATION PARTY:

                                                     SUNTRUST BANK

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     CREDIT AGRICOLE INDOSUEZ

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     NATEXIS BANQUE

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     U.S. BANCORP AG CREDIT, INC.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     TEXTRON FINANCIAL CORPORATION

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     ARAB BANKING CORPORATION (B.S.C.)

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     FIRSTAR BANK, N.A.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     FORTIS BANK

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     DG BANK DEUTSCHE GENOSSENSCHAFTSBANK AG

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     FIRST NATIONAL BANK OF KANSAS

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     UMB BANK, N.A.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     HARRIS TRUST AND SAVINGS BANK

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     PROMETHEUS INVESTMENT FUNDING NO. 1 LTD.
                                                     By:  CPF Asset Advisory, L.P., as Investment Manager

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     FARM CREDIT BANK OF WICHITA

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     COMMERCE BANK N.A.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     DLJ ASSET MANAGEMENT

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     MAPLEWOOD (CAYMAN) LIMITED

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     FOOTHILL INCOME TRUST, L.P.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     SUFFIELD CLO, LIMITED

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     CSAM FUNDING I

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     DEN DANSKE BANK AKTIESELSKAB

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title:

                                                     SYNDICATION PARTY:

                                                     BANK OF AMERICA, N.A.

                                                     By:
                                                         ----------------------------------------------------------
                                                     Name:
                                                     Title: